UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 1, 2013

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Matters.

As previously disclosed by RPM International Inc. (the “Company”), on May 31, 2010, two subsidiaries of the Company - Bondex International, Inc. (“Bondex”) and its parent, Specialty Products Holding Corp. (“SPHC”) - filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) to reorganize under Chapter 11 of the U.S. Bankruptcy Code. SPHC and Bondex took this action in an effort to permanently and comprehensively resolve all pending and future asbestos-related liability claims associated with Bondex and SPHC. As a result of the filing, all litigation related to Bondex and SPHC asbestos personal injury claims has been stayed. The objective of the bankruptcy proceedings is to enable the filing entities to establish a section 524(g) trust accompanied by a court order that will direct all existing and future SPHC-related and Bondex-related claims to such trust, which will then compensate asbestos claimants based upon factors set forth in an approved plan of reorganization. Since the date of the filing, and in accordance with Generally Accepted Accounting Principles, the financial results of SPHC and Bondex have been deconsolidated from those of the Company.

At a hearing held on November 13, 2013, the Bankruptcy Court granted the motion of the Official Committee of Asbestos Personal Injury Claimants and the Future Claimants’ Representative (collectively, the “ACC/FCR”) for standing to pursue SPHC estate claims against the Company, certain of its current and former directors and executive officers, and third party advisors. As previously disclosed, the Company anticipated that the ACC/FCR might be permitted to pursue claims on behalf of the SPHC and Bondex estates against the Company. The Company believes that the alleged SPHC estate claims are without merit and, if such claims are made, intends to contest them vigorously.

As a further update to the bankruptcy proceedings, both SPHC and Bondex (collectively, the “Debtors”), and the ACC/FCR have filed proposed plans of reorganization with the Bankruptcy Court.

The Debtors’ proposed plan, which is supported by the Company, would establish an asbestos trust to compensate legitimate asbestos claimants of the Debtors. The asbestos trust would be funded by two notes (one issued by SPHC and the Company as co-obligors, the other issued by Bondex and the Company as co-obligors). The notes would provide for an initial payment of $125 million to the trust. Additional payments under the notes would be determined by the final outcome (whether by court order or settlement) of the pending litigation of the estimated value of the Debtors’ asbestos claims and the anticipated litigation of the SPHC estate claims against the Company and other parties and possibly Bondex estate claims against the Company and other parties. The note payments would be made in cash or shares of the Company’s common stock. Upon consummation of the plan, SPHC and Bondex would continue to be wholly owned direct and indirect subsidiaries, respectively, of the Company and have no further liability with respect to asbestos claims. The Company and its affiliates would likewise have no liability for such claims under the proposed plan, except as may be determined in the litigation of the SPHC and Bondex estate claims described above.

The proposed ACC/FCR plan, which is opposed by the Debtors and the Company, is an SPHC-only plan. It likewise provides for the creation of an asbestos trust, but only for SPHC asbestos claims. Pursuant to the ACC/FCR plan, the Company’s equity interest in SPHC would be cancelled, and 100% of the new stock in SPHC would be issued to the asbestos trust. Although the ACC/FCR plan would permanently protect SPHC against current and future asbestos claims, it would provide no protection to the Company and its affiliates and would contemplate that the Company would again be subject to suit in the tort system by current and future asbestos claimants of SPHC and Bondex. In addition, the plan would provide that the asbestos trust could sue the Company and its affiliates with respect to any claims that SPHC holds against them.

The Bankruptcy Court has scheduled a hearing with respect to the two plans for December 17, 2013. At or subsequent to that hearing, the Bankruptcy Court may take a variety of actions, including ordering one or both of the plans to be submitted to creditors for a vote, or determining not to authorize the submission of either of the plans to a vote. A vote of the creditors is an interim step toward the ultimate confirmation of a plan, which would remain subject to further proceedings before the Bankruptcy Court and the United States District Court for the District of Delaware (the “District Court”), and potential appeals of actions taken by those courts. The Debtors contend that the ACC/FCR plan is not confirmable, and the ACC/FCR have made similar contentions with respect to the Debtors’ plan.

At this time, we have no basis to make a determination as to whether either of the proposed plans of reorganization will be confirmed or otherwise move forward, or as to when, or whether, a consensual resolution of the bankruptcy proceedings will be reached, or as to the terms and conditions that may be set forth in any plan of reorganization that may ultimately be confirmed by the Bankruptcy Court and the District Court, whether by agreement or otherwise.

As previously disclosed, the Bankruptcy Court issued an opinion in May 2013 estimating the current and future asbestos claims associated with Bondex and SPHC at approximately $1.17 billion, which represented one step in the legal process in helping to determine the amount of potential funding for a 524(g) asbestos trust. The Debtors firmly believe that the opinion substantially overstates the amount of their liability and is not supported by the facts or the law, and the Debtors and the Company have appealed the ruling. Since the Company’s most recent disclosures, those appeals have since been consolidated by the District Court and are pending in that court. The ACC/FCR have filed a motion to dismiss the appeals and the Debtors and the Company have filed a motion seeking certification of the estimation order for direct review by the United States Court of Appeals for the Third Circuit. Both motions are opposed and both remain pending. Briefing of the appeal has been stayed pending the disposition of the motions. Unless the motions to dismiss and for certification pending in the District Court are ruled on in the near term, the Company currently expects that the appeal process could take an additional two to three years.

This document contains “forward-looking statements” relating to our business. These forward-looking statements, or other statements made by us, are made based on our expectations and beliefs concerning future events impacting us, and are subject to uncertainties and factors (including those specified below) which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements. These uncertainties and factors include (a) global markets and general economic conditions, including uncertainties surrounding the volatility in financial markets, the availability of capital and the effect of changes in interest rates, and the viability of banks and other financial institutions; (b) the prices, supply and capacity of raw materials, including assorted pigments, resins, solvents and other natural gas- and oil-based materials; packaging, including plastic containers; and transportation services, including fuel surcharges; (c) continued growth in demand for our products; (d) legal, environmental and litigation risks inherent in our construction and chemicals businesses and risks related to the adequacy of our insurance coverage for such matters; (e) the effect of changes in interest rates; (f) the effect of fluctuations in currency exchange rates upon our foreign operations; (g) the effect of non-currency risks of investing in and conducting operations in foreign countries, including those relating to domestic and international political, social, economic and regulatory factors; (h) risks and uncertainties associated with our ongoing acquisition and divestiture activities; (i) risks related to the adequacy of our contingent liability reserves; (j) risks and uncertainties associated with the Debtors’ bankruptcy proceedings; and (k) other risks detailed in our filings with the Securities and Exchange Commission, including the risk factors set forth in our Annual Report on Form 10-K for the year ended May 31, 2013, as the same may be updated from time to time. We do not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)
Date November 26, 2013
/s/ Edward W. Moore
Edward W. Moore Senior Vice President, General Counsel and Chief Compliance Officer